UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2015

MICROPHASE CORPORATION

(Exact name of registrant as specified in its charter)

Connecticut	000-55382	06-0710848
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Trap Falls Road Extension, Suite 400, Shelton, CT	06484
(Address of principal executive offices)	(Zip Code)

(203) 866-8000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities and Use of Proceeds.

On December 16, 2015, Microphase Corporation (the “Company”) received a request to issue 770,733 shares of the Company’s common stock pursuant to the conversion of 11,561 shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”) held by a private investor. The issuance did not result in any proceeds to the Company as the conversion to common shares effectively cancelled 11,561 shares of Preferred Stock previously acquired by the holder.

As of October 1, 2015, the Company had 4,775,306 shares of common stock and 26,943 shares of Preferred Stock issued and outstanding.

Including the conversion of shares of Preferred Stock and 150,000 shares of common stock that the Company is obligated to issue to two consultants pursuant to consulting agreements and to two Officers and Directors for services, in the amounts of 80,000 and 70,000, respectively, as of December 23, 2015 there are 5,696,039 shares of common stock and 15,382 shares of preferred stock issued and outstanding, respectively.

In the aggregate, the issuance of shares pursuant to the foregoing transactions results in the Company’s total outstanding common shares exceeding the amount of common shares outstanding as of September 30, 2015 by more than 5%.

The above issuances were made in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On September 30, 2015, the Board of Directors approved and authorized changes to the compensation paid to James Ashman, the Company’s Chief Financial Officer and a Director of the Company, and Michael Ghadaksaz, the Company’s Chief Technology Officer, Chief Marketing Officer, and a Director of the Company. Mr. Ashman and Mr. Ghadaksaz will each receive equity interests in the Company pursuant to a schedule over the next four fiscal quarters. In accordance with such change in compensation, Mr. Ashman will receive an additional 100,000 shares of common stock as follows: 30,000 shares per quarter for the next three quarters, beginning December 31, 2015, and then 10,000 shares in the quarter ending September 30, 2016. Mr. Ashman also received an option to purchase 75,000 shares of common stock at $1.50 per share. Mr. Ghadaksaz will receive an additional 175,000 shares of common stock as follows: 40,000 shares per quarter for the next three quarters, beginning December 31, 2015, and then 55,000 in the quarter ending September 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROPHASE CORPORATION

Date: December 23, 2015	By:	/s/ Necdet Ergul
Necdet Ergul Chief Executive Officer